                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


            Date of Report (Date of earliest reported) July 23, 2001


                          BENTLEY COMMUNICATIONS CORP.
               (Exact name of registrant as specified in charter)


          Florida                000-27347                       58-2534003
(State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation)           File Number)                Identification No.)


                Suite 1, 1904 11th Street, Santa Monica, CA       90404
               (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (310) 445-2599

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 23, 2001, the Company signed a Letter of Undertaking for the acquisition and Financing of Gaming Online Ltd.

Under the terms of the Letter of Undertaking, the Company will undertake to make an offer for 100% of the issued share capital of Gaming Online Ltd at a price of $3 million, in the form of a new share issuance of the Company of 50,000,000 shares at a share price of $0.06 per share.

The transaction would be accompanied by a financing draw down of a minimum of $250,000 commencing within 30 days of the date of completion of the transaction.

The transaction is subject to the signing of a definitive agreement between the parties upon completion of all due diligence and upon shareholder approval. The parties have agreed that all due diligence will be completed within a period of 45 days of the date of the Letter of Undertaking.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

(a) Financial Statements of Gaming Online Ltd. will be filed by amendment on or before October 9, 2001.

(b)      Exhibits

         10.1 Letter of Undertaking between the Company and Gaming Online Ltd. dated July 23, 2001.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized

Date:  August 9, 2001                     Bentley Communications Corp.


                                          /s/ Gordon Lee
                                          ----------------------------------
                                          Gordon F. Lee
                                          President